Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officer of First Community Bancorp (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2004

/s/ MATTHEW P. WAGNER
Name:	Matthew P. Wagner
Title:	Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report or as a separate disclosure document.

Certification of Chief Financial Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officer of First Community Bancorp (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2004

/s/ VICTOR R. SANTORO
Name:	Victor R. Santoro
Title:	Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report or as a separate disclosure document.